UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 1, 2004

BEVERLY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas	72919

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code	(479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     On December 1, 2004, Beverly Enterprises, Inc. (the “Company”) executed amendments to the employment agreements of three of its executive officers (collectively, the “Executives”): (i) William R. Floyd, the Company’s Chairman, President and Chief Executive Officer, (ii) Jeffrey P. Freimark, the Company’s Executive Vice President, Chief Financial Officer and Chief Information Technology Officer and (iii) Douglas J. Babb, the Company’s Executive Vice President and Chief Legal and Administrative Officer. The amendments permit the Executives to continue as participants in the Company’s Executive Allowance Program and the Long Term Care Plan in accordance with those plans’ respective terms. They also require the Company to maintain life insurance for each Executive under the Company’s Executive Split Dollar Life Insurance Plan, in the amount currently in place, for the remainder of such Executive’s life, with the Executive as beneficiary and payable to his estate upon death. In addition, the amendment to Mr. Floyd’s agreement also clarifies the discount rate to be applied to any lump sum payment made to him under the Company’s Supplemental Executive Retirement Plan, and permits him to continue as a participant in the Retention Enhancement Program under the Company’s Executive Deferred Compensation Plan. The amendments to the agreements for Messrs. Freimark and Babb, moreover, permit each of them to continue as participants in the Company’s Enhanced Supplemental Executive Retirement Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2004	BEVERLY ENTERPRISES, INC.
	By:	/s/ Pamela H. Daniels
	Name:	Pamela H. Daniels
	Title:	Senior Vice President, Controller and Chief Accounting Officer

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